Exhibit 21

MB FINANCIAL, INC.

SUBSIDIARIES OF MB FINANCIAL, INC.

Subsidiary	Ownership	Jurisdiction

MB Financial Bank, N.A.	Wholly-owned subsidiary of MB Financial, Inc.	United States

Coal City Capital Trust I	Wholly-owned subsidiary of MB Financial, Inc.	Delaware

MB Financial Capital Trust I	Wholly-owned subsidiary of MB Financial, Inc.	Delaware

Ashland Management Agency, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois

MB1200 Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois

MB Deferred Exchange Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois

Manufacturers Community Development Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois

Abrams Centre Bancshares, Inc.	Wholly-owned subsidiary of MB Financial, Inc.	Texas

Abrams Centre National Bank	Wholly-owned subsidiary of Abrams Bancshares, Inc.	United States

Union Bank, N.A.	Wholly-owned subsidiary of MB Financial, Inc.	United States

MB Financial Insurance, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois

MidCity Insurance Agency	Wholly-owned subsidiary of MB Financial Bank	Illinois

LaSalle Systems Leasing, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois

Melrose Equipment Company, LLC	Wholly-owned subsidiary of LaSalle Systems Leasing, Inc.	Illinois

LaSalle Business Solutions, LLC	Subsidiary of LaSalle Systems Leasing, Inc.	Illinois

MBRE Holdings LLC	Wholly-owned subsidiary of MB Financial Bank	Delaware

MB Real Estate Holdings LLC	Majority owned subsidiary of MBRE Holdings LLC	Delaware

South Holland Trust & Savings Bank	Wholly-owned subsidiary of MB Financial, Inc.	Illinois

Vision Investment Services, Inc.	Wholly-owned subsidiary of South Holland Trust & Savings Bank	Illinois

Vision Asset Management, Inc.	Wholly-owned subsidiary of Vision Investment Services, Inc.	Illinois

Vision Insurance Agency, Inc.	Wholly-owned subsidiary of Vision Investment Services, Inc.	Illinois

South Holland Mortgage LLC	Subsidiary of South Holland Trust & Savings Bank	Illinois